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SHEARMAN & STERLING


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WRITER'S DIRECT NUMBER:
                                                               December 3, 2001

Prudential High Yield Fund, Inc.
Gateway Center Three
Newark, New Jersey 07102


Prudential High Yield Total Return Fund, Inc.
Gateway Center Three
Newark, New Jersey 07102


Ladies and Gentlemen:

                  We are acting as counsel to Prudential High Yield Fund, Inc. (the "Acquiring Fund"), a Maryland corporation, and Prudential High Yield Total Return Fund, Inc. (the "Acquired Fund"), a Maryland corporation, in connection with the proposed transfer of the assets of Acquired Fund (the "Assets") to Acquiring Fund, in exchange for shares of Acquiring Fund (the "Shares"), and the assumption by Acquiring Fund of Acquired Fund's liabilities (the "Assumed Liabilities"), pursuant to an Agreement and Plan of Reorganization dated November 27, 2001 (the "Agreement"). The transactions contemplated by the Agreement are collectively referred to herein as the "Reorganization." All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. Unless otherwise specifically indicated, all "Section" references are to the Internal Revenue Code of 1986, as amended and currently in effect (the "Code"). In connection with the filing of the Acquiring Fund Registration Statement on Form N-14 (the "Registration Statement"), you have asked for our opinion regarding certain United States federal income tax consequences of the Reorganization.

                  We have participated in the preparation of the Registration Statement relating, among other things, to the Shares of Acquiring Fund to be offered in exchange for the assets of Acquired Fund, and containing the Prospectus and Proxy Statement relating to the Reorganization (the "Prospectus"), filed or to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations of the Commission thereunder. In addition, in connection with rendering the opinion expressed herein, we have examined originals or copies of such other documents, records and instruments as we have deemed necessary or appropriate for the purpose of rendering this opinion, including the form of the Agreement included as an exhibit to the Prospectus.

                  In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authority of each signatory, the due execution and delivery of all documents by all parties, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals, the conformity, in all material respects, of the Agreement to be executed and delivered by the parties with the form of the Agreement contained in the Prospectus, and the conformity with originals of all agreements, documents, certificates and instruments submitted to us as copies.

                  In connection with rendering our opinion, we have assumed that the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Prospectus and that the information in the Prospectus is true, correct and complete. We have relied on the representations made by the Acquiring Fund and the Acquired Fund in an Officer's Certificate dated December 3, 2001, and we have assumed that such representations are true, correct and complete and will continue to be true, correct and complete.

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                  Based upon the foregoing, in reliance thereon and subject
thereto, and based upon the Code, the Treasury Regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service, and other administrative pronouncements, all as in effect on the date hereof, we are of the opinion that the Reorganization will constitute a reorganization within the meaning of Section 368(a), and that:

                  1. Acquiring Fund and Acquired Fund will each be a "party to a reorganization" within the meaning of Section 368(b);

                  2. In accordance with Sections 357 and 361, no gain or loss will be recognized by the Acquired Fund as a result of the transfer of the Assets solely in exchange for the Shares and the assumption by the Acquiring Fund of the Assumed Liabilities or on the distribution (whether actual or constructive) of the Corresponding Shares to the Acquired Fund shareholders as provided for in the Agreement;

                  3. In accordance with Section 1032, no gain or loss will be recognized to the Acquiring Fund on the receipt of the Assets in exchange for the Corresponding Shares and the assumption by the Acquiring Fund of the Assumed Liabilities as provided for in the Agreement;

                  4. In accordance with Section 362(b), the tax basis of the Assets in the hands of the Acquiring Fund will be the same as the tax basis of such Assets in the hands of the Acquired Fund immediately prior to the consummation of the Reorganization;

                  5. In accordance with Section 1223, the Acquiring Fund's holding period with respect to the Assets acquired by it will include the period for which such Assets were held by the Acquired Fund;

                  6. In accordance with Section 354(a)(1), no gain or loss will be recognized to the shareholders of the Acquired Fund on the receipt (whether actual or constructive) of Corresponding Shares in exchange for their shares of the Acquired Fund;

                  7. In accordance with Section 358, immediately after the Reorganization, the tax basis of the Corresponding Shares received (whether actually or constructively) by the shareholders of the Acquired Fund in the Reorganization will be equal, in the aggregate, to the tax basis of the shares of the Acquired Fund surrendered in exchange therefor;

                  8. In accordance with Section 1223, a shareholder's holding period for the Corresponding Shares will be determined by including the period for which such shareholder held the shares of the Acquired Fund exchanged therefore, PROVIDED that the Acquired Fund shares were held as a capital asset at the time of the exchange; and

                  9. The taxable year of Acquired Fund will end on the effective date of the Reorganization, and, pursuant to Section 381(a) and regulations thereunder, Acquiring Fund will succeed and take into account, subject to applicable limitations, certain tax attributes of Acquired Fund, such as earnings and profits and capital loss carryovers.

                  No opinion is expressed as to any other matter, including the accuracy of the representations or the reasonableness of the assumptions relied upon by us in rendering the


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opinion set forth above. Our opinion is based on current United States federal income tax law and administrative practice and we do not undertake to advise you as to any future changes in such law or practice that may affect our opinion unless we are specifically retained to do so. Our opinion is not binding upon the Internal Revenue Service or a court and will not preclude the Internal Revenue Service or a court from adopting a contrary conclusion.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement or in the Prospectus constituting part thereof. In giving such consent, we do not thereby admit that we are the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                  Very truly yours,


                  /s/ Shearman & Sterling



RJB/DJ